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                                                                 EXHIBIT-99.9(b)




                       LICENSE AGREEMENT RELATING TO USE OF NAME

                  AGREEMENT made as of the 5th day of may, 1982, by,
              between and among MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, a Delaware corporation ("Merrill Lynch"), MERRILL LYNCH ASSET MANAGEMENT, INC. , a Delaware corpora-tion ("MLAM"), and MERRILL LYNCH PHOENIX FUND, INC., a Maryland corporation (the "Fund");

                                 W I T N E S S E T H
                                 - - - - - - - - - -


                  WHEREAS, Merrill Lynch was incorporated under the laws
              of the State of Delaware on November 1.0, 1958 under the cor-porate name "Merrill Lynch, Pierce, Fenner & Smith Incorpo-rated" and has used such name at all times thereafter;

                  WHEREAS, Merrill Lynch was duly qualified as a foreign
              corporation under the laws of the State of New York on January 2, 1959 and has remained so qualified at all times thereafter;

                  WHEREAS, MLAM was incorporated under the laws of the
              State of Delaware on March 22, 1976 under the corporate name "Merrill Lynch Money Management Services, Inc." which name was changed on April 13, 1976, pursuant to an amendment of MLAM's Certificate of Incorporation, to "Merrill Lynch Asset Management, Inc." and MLAM has used such name at all times thereafter;
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                    WHEREAS, MLAM was duly qualified as a foreign corpora-
               tion under the laws of the State of New York on April 26, 1976 and has remained so qualified at all times thereafter;

                    WHEREAS, the Fund was incorporated under the laws of
               the  State of Maryland on April 15, 1982; and

                    WHEREAS, the Fund desires to qualify as a foreign cor-
               poration under the laws of the State of New York and has re-quested Merrill Lynch and MLAM to give their consent to the use of the name "Merrill Lynch" in the Fund's corporate name.

                    NOW, THEREFORE, in consideration of the premises and of
               the covenants hereinafter contained, Merrill Lynch, MLAM and the Fund hereby agree as follows:

                    1. Merrill Lynch and MLAM hereby grant the Fund a non-exclusive license to use the words "Merrill Lynch" in its cor-porate name.

                    2. Merrill Lynch hereby consents to the qualification of the Fund as a foreign corporation under the laws of the State of New York with the words "Merrill Lynch" in its cor-porate name and agrees to execute such formal consents as may be necessary in connection with such filing; and MLAM joins in such consent.

                    3. The non-exclusive license hereinabove referred to has been given and is given by Merrill Lynch and MLAM on the condition that they may at any time, in their sole and absolute





                                           2.
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             discretion, withdraw the non-exclusive license to the use
             of the words "Merrill Lynch" in the name of the Fund; and, as soon as practicable after receipt by the Fund of written not--ice of the withdrawal of such non-exclusive license, and in no event later than ninety days thereafter, the Fund will change its name so that such name will not thereafter include the words "Merrill Lynch" or any variation thereof.

                  4. Merrill Lynch reserves and shall have the right to grant to any other company, including without limitation, any other investment company, the right to use the words "Merrill Lynch" or variations thereof in its name and no consent or permission of the Fund shall be necessary; but, if required by an applicable laws of any state, the Fund will forthwith grant all requisite consents.

                  5. The Fund will not grant to any other company the right to use a name similar to that of the Fund or Merrill Lynch without the written consent of Merrill Lynch.

                  6.   Regardless of whether the fund should hereafter
             change its name and eliminate the words "Merrill Lynch" or any variation thereof from such name, the Fund hereby grants to Merrill Lynch and MLAM the right to cause the incorporation of other corporations or the organization of voluntary associa-tions which may have names similar to that of the Fund or to that to which the Fund may change its name and to own all or
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             any portion of the shares of such other corporations or
             associations and to enter into contractual relationships with such other corporations or associations, subject to any requisite approval of a majority of the Fund's share-holders and the Securities and Exchange Commission and subject to the payment of a reasonable amount to be deter-mined at the time of use, and the Fund agrees to give and execute any such formal consents or agreements as may be necessary in connection therewith.

                 7. This Agreement may be amended at any time by a writing
             signed by the parties hereto.

                 IN WITNESS WHEREOF, the parties hereto have executed
             this Agreement as of the day and year first above written.

                                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                   INCORPORATED

                                      By  /s/
                                          ---------------------------------
                                                Vice  President

                                      MERRILL LYNCH ASSET MANAGEMENT, INC.,

                                      By /s/
                                         -----------------------------------
                                                Vice President

                                      MERRILL LYBCH PHOENIX FUND, INC.,

                                      By /s/ Arthur Zeikel
                                         -----------------------------------
                                                   President







                                       4.